THE STATE OF TEXAS
                               SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                             SITRA INVESTMENTS, INC.
                            CHARTER NUMBER 1298336-00

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated:     January 18, 1994
Effective:     January 18, 1994


       [Seal of Texas]


                                           /s/ Antonio O. Garza, Jr.
                                           -----------------------------------
                                                Antonio O. Garza, Jr.      LCS
                                                 Secretary of State